Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes‑Oxley Act of 2002, the undersigned officer of Apex Global Brands Inc. (the “ Company ”) hereby certifies, to such officer’s knowledge, that:

(i) the accompanying report on Form 10‑K of the Company for the year ended February 1, 2020 (the “ Report ”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2020	By:	/s/ Henry Stupp
Henry Stupp
Chief Executive Officer

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.